Exhibit 23.1

AVITAS, Inc. World Headquarters
14520 Avion Parkway, Suite 300
Chantilly, Virginia 20151 USA
Phone: 703.476.2300
Fax: 703.860.5855
www.avitas.com

November 11, 2013

Ms. Carol H. Forsyte

Executive Vice President, General Counsel,

Corporate Secretary and Chief Compliance Officer

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Re:                             Written Consent to Air Lease Corporation’s Use of AVITAS Data in its Annual Report and Registration Statement

Dear Ms. Forsyte:

We hereby consent to (i) the use by Air Lease Corporation (“the Company”) of the information attributed to AVITAS in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, (ii) the incorporation by reference of such information into one or more of the Company’s registration statements on Form S-3 and related prospectus supplements and on Form S-8 (iii) the reference to our firm under the heading “Experts” in any such registration statements or prospectus supplements.

Sincerely,

John W. Vitale
President & CEO
AVITAS, Inc.